EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Plan Administrator
Cytec Employees' Savings and Profit sharing Plan

We have issued our report dated June 15, 2004 accompanying the financial statements of Cytec Employees' Savings and Profit Sharing Plan (the "Plan") as of and for the year ended December 31, 2003, included in the Plan's Annual Report on Form 11-K for the year ended December 31, 2004. We hereby consent to incorporation by reference of said report in the registration statements (Nos. 33-80710, 33-83576, 33-85666, 333-11121, 333-107221, 333-45577 and 333-122195)
on Form S-8 (No. 333-62287) on Form S-4 and (Nos. 333-03808, 333-51876 and
333-52011) on Form S-3 of Cytec Industries Inc.






GRANT THORNTON LLP


Edison, New Jersey
June 7, 2005



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